EXHIBIT 10(e)

               ADDENDUM TO AGREEMENT FOR PURCHASE OF COMMON STOCK

     This Addendum hereby modifies, amends and supplements the Agreement for Purchase of Common Stock (hereinafter referred to as "Purchase Agreement") made as of the 1st day of April, 1998, by and between Shannon McLeroy, Michael
T. McClere, Tech Technology Services, LLC, Rachel McClere 1998 Trust and McClere Family Trust, (hereinafter collectively referred to as "Sellers") and Southeast Tire Recycling, Inc. (hereinafter referred to as "Buyer" or "Southeast").

                                    RECITALS

     Whereas, since the date that the Sellers and Buyer entered into the Purchase Agreement, the Sellers have conducted a due diligence examination into the assets and liabilities, including known and unknown claims, undisputed and contingent claims, of the Buyer; and,

     Whereas, such examination has indicated that Buyer may have contingent liabilities, including and potential claims, whether asserted or unasserted, which may be in excess of the assets presently possessed by the Buyer; and,

     Whereas, Buyer and certain of its present Shareholders have agreed to provide a mechanism for the administration, handling and distribution by an Escrow Agent of One Hundred Thousand (100,000) shares of Southeast Tire Recycling, Inc., stock to use as the Escrow Agent sees fit in order to pay, satisfy, defend, compromise, negotiate and/or settle the Debts of Southeast Tire Recycling, Inc., whether known, or unknown; liquidated or unliquidated; just or unjust; or disputed or undisputed which exist or which arose against the Corporation as of the date of Closing. Such shares of stock, or the proceeds thereof, are sometimes referred to hereinafter as the "Subject matter of the Shareholders' Escrow Agreement" or the "Escrow Fund"; and,

     Whereas, the Buyer has offered to Sellers as an inducement to consummate the Purchase Agreement and to provide additional funds in the event that the Seller needs them for its continued growth and development, warrants to purchase additional common stock of the Seller, as set forth below: and

     Whereas, certain of Buyer's present Shareholders have agreed to indemnify the Buyer from any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, in order for the Buyer to comply with the provisions of Section 3.05 of the Purchase Agreement.

     Whereas, the Sellers have agreed that they will consummate the Purchase set forth in Purchase Agreement subject to the provisions, agreements and conditions set forth herein;

     Now, therefore, in consideration of the mutual promises and agreements set forth herein and in the Purchase Agreement, the Parties hereto agree as follows:

                                   AGREEMENT

     1.  The Parties hereby adopt and agree to the Recitals set forth above.

     2. The Buyer shall deliver to Sellers at closing hereof, executed counterpart originals of the documents attached hereto, if not exactly the same as attached hereto, then substantially similar in form and substance thereto, subject to approval of Sellers' Counsel:

          a. Cancellation Agreement and Release (Mutual Release of All Claims) between National Tire Recycling, Inc., and Seller; and,

          b.  Shareholders' Escrow Agreement; and,

          c.  Indemnity Agreement; and,

          d. Release of all claims against Buyer executed by Reco Tricote, Inc., the Lessor of the real property (hereinafter referred to as the "Site") located in Mulberry, Florida. Reco Tricote, Inc., claims that Buyer owes it $86,481.80 as of March 31, 1998 including land rental and trailer rental and ad valorem property taxes, although there is no written or verbal agreement between Lessor and Buyer.

          e. Release of that certain Promissory Note in the original principal sum of Forty-One Thousand Dollars and No Cents ($41,000.00) executed by the Buyer payable to the order of National Tire Recycling, Inc.

f. Release of that certain Promissory Note in the original principal sum of Fourteen Thousand Five Hundred Seventy-Eight Dollars and No Cents ($14,578.00) executed by the Buyer payable to the order of ____________________________________.

g. Release of that certain Promissory Note in the original principal sum of Ten Thousand Six Hundred Twenty-Five Dollars and No Cents ($10,625.00), executed by the buyer payable to the order of ____________________________________.

     h. One Thousand (1000) Certificates for Class A Warrants, each certificate providing for the purchase of up to One Thousand (1000) shares of authorized common stock of Southeast Tire Recycling, Inc., a Florida Business Corporation, having a par value of $0.0001 per share, which Warrants shall provide for an exercise price of Three Dollars and No Cents ($3.00) per common share and shall expire on or before five (5) years from the date of Closing. Each Class A Warrant shall provide that they shall be cancelable at the sole discretion of Southeast on or before thirty days after written notice upon payment of a cancellation price of One Dollar and No Cents ($1.00) per share. Each such Class A Warrant shall be subject to the terms, conditions and provisions of the Stock Warrant Plan attached hereto. Each Seller shall receive One Hundred Class A Warrants for each Millennium Common Share appearing opposite the Seller's name on Exhibit "A" to the Purchase Agreement.

     i. One Thousand (1000) Certificates for Class B Warrants, each certificate providing for the purchase of up to One Thousand (1000) shares of the authorized common stock of Southeast Tire Recycling, Inc., a Florida Business Corporation, having a par value of $0.0001 per share, which Warrants shall provide for an exercise price of Six Dollars and No Cents ($6.00) per common share and shall expire on or before ten (10) years from the date of Closing. Each Class B Warrant shall provide that they shall be cancelable at the sole discretion of Southeast on or before thirty days after written notice upon payment of a cancellation price of One Dollar and 20 Cents ($1.20) per share. Each such Class B Warrant shall be subject to the terms, conditions and provisions of the Stock Warrant Plan attached hereto. Each Seller shall receive One Hundred Class B Warrants for each Millennium Common Share appearing opposite the Seller's name on Exhibit "A" to the Purchase Agreement.

     3. To compensate Sellers for their costs and expenses, including unforseen attorneys' fees and accountants fees and travel costs, necessarily incurred to conduct and complete their due diligence investigation and to assure themselves of the debts and liabilities of Buyer, Buyer agrees to reimburse Sellers for such fees and costs incurred by Sellers from and after April 19, 1998.

     4. All documents shall be subject to the approval by Counsel for the Buyer and Sellers.

     5.  Arbitration.

     A. BINDING ARBITRATION. Any dispute, controversy or claim (including any claim based on or arising out of an alleged tort) between Sellers and the Buyer, including but not limited to, (i) those arising out of or relating to the Purchase Agreement or any document or other agreement made in connection with or with reference to this Agreement [including any settlement or compromise; promissory note or security agreement signed pursuant to this Agreement] (collectively, the "CONTRACT DOCUMENTS") and (ii) those in connection with or pertaining to the Assets or Properties of any Party hereto, shall be determined by binding Arbitration in accordance with the Federal Arbitration Act ("FAA") and the rules for the Arbitration of commercial disputes of the American Arbitration Association (the "AAA RULES"), and the "Special Rules" set forth in Section B of this Agreement. The law of the State of Texas shall be applicable as to all substantive matters. In the event of any conflict between Texas substantive law and the Special Rules, or between the FAA or AAA Rules and the Special Rules, the Special Rules shall control. In the event of any conflict between the FAA or AAA Rules, the FAA Rules shall control. Judgment upon any Arbitration award may be entered in any court having jurisdiction. Any person bound by this agreement to Arbitrate may bring an action, including a summary or expedited proceeding, to compel Arbitration of any controversy or claim to which this Section applies in any court having jurisdiction over such action.

     B. SPECIAL RULES. All Arbitrations shall be conducted in the City of Houston, Harris County, Texas and shall be administered by the American Arbitration Association ("AAA") who will administer the process of appointing three Arbitrators, at least one of which shall be a licensed attorney with at least five (5) years judicial experience, or equivalent experience as a trial attorney, to preside over any claim or controversy submitted to Arbitration. All Arbitration hearings will be commenced within One Hundred Twenty (120) days after the written demand for Arbitration; the Arbitrators may, upon a showing of cause, extend the commencement of such hearing for up to an additional Ninety
(90) days.

     C. RESERVATION OF RIGHTS. Nothing in this Section C or in any of the provisions of this Agreement or the other Contract Documents pertaining to Arbitration shall be deemed to (i) limit the applicability of any statutes of limitation on or repose or any waivers contained in this Agreement or any other Contract Document, (ii) limit Escrow Agent's rights, powers and authority to continue in office handling matters within the provisions of this Shareholders' Escrow Agreement, and (iii) limit the right to obtain provisional or ancillary remedies from a court of law, such as (but not limited to) injunctive relief or the appointment of a receiver, provided, however, the right to pursue a remedy referred to in clauses (i, ii or iii) preceding shall not apply to the extent the right to pursue such remedy itself is the subject of an Arbitration proceeding. A party may obtain such provisional or ancillary remedies before, during or after the pendency of any Arbitration proceeding brought pursuant to this Agreement or any Contract Document. Neither the exercise of self-help remedies nor the institution and/or maintenance of an action seeking provisional or ancillary remedy shall constitute a waiver of the right of any party, including the claimant in any such action, to Arbitrate the merits of the controversy or claim occasioning resort to such remedies.

     D. ATTORNEYS FEES. In the event of a dispute or breach or default of the Purchase Agreement or any Contract Document which result in the commencement of judicial litigation or commercial Arbitration, the successful party shall be entitled to receive from the unsuccessful party, any and all reasonable attorneys fees, court costs and expenses incurred in determination of the dispute or breach or default, including recovery of any Arbitrators' fees or costs.

     E. SURVIVAL. The provisions of this Article shall survive the closing under the Purchase Agreement, and shall be incorporated (either specifically or by reference) in each Contract Document.

     F. BINDING EFFECT. This Article and the terms, provisions and conditions hereof, shall be binding upon and shall inure to the benefit of the parties, their respective legal representatives, heirs, successors and assigns; provided, however, that nothing contained herein shall negate or diminish the restrictions set forth in this Article. This Article shall not be for the benefit of any third party who is not a signatory hereof or assignee by written instrument.

     6. ENTIRE AGREEMENT. The Purchase Agreement and this Addendum to Agreement for Purchase of Common Stock contain the entire agreement between the parties hereto relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein are terminated, cancelled and superseded. THIS WRITTEN AGREEMENT AND ALL DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR CONTEMPLATED HEREBY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     7. Except as modified above, the Purchase Agreement shall remain in full force and effect.

                   AGREED AND ACCEPTED AS OF APRIL 24, 1998.

For SELLERS:                           SOUTHEAST RECYCLING, INC.

                                       By:
Michael T. McClere, Individually       Its Authorized Officer and Agent
and as Designated Agent for Sellers:

Shannon McLeroy; Tech Technology Services, LLC; Rachel McClere 1998 Trust; McClere Family Trust

MILLENNIUM INTEGRATION TECHNOLOGIES, INC.
By:  ____________________________________
Its Authorized Officer and Agent